UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 4, 2006

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12377 Merit Drive
Suite 1700, LB 82
Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 368-2084

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On November 29, 2006, the management of EXCO Resources, Inc. concluded that an unaudited footnote to its previously issued financial statements for the year ended December 31, 2005, included in its Annual Report on Form 10-K for the year ended December 31, 2005 (the “Original 10-K”), and its unaudited footnote to its previously issued financial statements for the year ended December 31, 2005, included in its Form 8-K filed on May 16, 2006 (the “Original 8-K”), should no longer be relied upon and will be restated to reflect application of the correct commodity prices to be used in calculating the quantities of oil and natural gas reserves and standardized measures of oil and natural gas reserves.  On December  4, 2006, the Audit Committee concurred with the decision to amend this footnote upon the recommendation of management after the discovery and analysis of the matter described below.

EXCO Resources, Inc. discovered an error in unaudited data contained in Note 20 – “Supplemental information relating to oil and natural gas producing activities – continuing operations (unaudited)” of the Notes to the Consolidated Financial Statements in its Original 10-K and in Note 18 – “Supplemental information relating to oil and natural gas producing activities – continuing operations (unaudited)” of the Notes to Consolidated Financial Statements in its Original 8-K. As a result, we are restating our previously reported supplemental oil and gas disclosures for the years ended December 31, 2003, 2004 and 2005 prepared pursuant to Statement of Financial Accounting Standards No. 69 (“FAS 69”).  The amendment is due to our historical use of near month NYMEX futures prices for calculating oil and natural gas reserves and the standardized measure instead of using the physical spot price at the end of each reporting period. The amended amounts are located in the following sections of the Original 10-K:

•                  Part I.            Item 1 – “Business” and

•                  Part II.        Item 8 – “Financial Statements and Supplementary Data”.

The amended amounts in the Original 8-K are located in Exhibit 99.2 to the Original 8-K.  The supplemental information relating to oil and natural gas properties is located in an unaudited footnote to our audited consolidated financial statements.  This footnote is prepared in accordance with the guidelines of FAS 69.  Historically, we used the near month NYMEX futures oil and natural gas prices.  The Company has determined that the use of the near month NYMEX price is not correct and is amending the price to physical spot prices.  Typically, the near month NYMEX futures price and physical spot price for both oil and natural gas are closely aligned as shown in the table below.  However, as shown below, the differential for natural gas was much larger at December 31, 2005 exacerbated by a temporary increase in the geographic market differential which had a negative impact on the calculation of the standardized measure.

Prices for each of the years ended December 31, 2003, 2004 and 2005 were as follows:

	NYMEX	WTI Cushing Spot	% difference
Oil prices:
December 31, 2003	$32.52	$32.47	-0.15%
December 31, 2004	$43.45	$43.33	-0.28%
December 31, 2005	$61.04	$61.03	-0.02%

	NYMEX	Henry Hub Spot	% difference
Natural gas prices:
December 31, 2003	$6.19	$5.97	-3.55%
December 31, 2004	$6.15	$6.18	0.49%
December 31, 2005	$11.23	$10.08	-10.24%

The amendment to the supplemental oil and natural gas information had no impact on our consolidated balance sheet, consolidated statements of operations, consolidated statements of changes in stockholders’ equity or consolidated statements of cash flows for the years ended December 31, 2003, 2004 and 2005.  The Company evaluated the impacts of revised computations of depletion, depreciation and amortization reported in the Original 10-K and Original 8-K and determined that the impacts were not material due to the changes to the estimated total proved reserves being impacted by less than 1% for each of the years affected by this amendment.  The only amended amounts are to Note 20 to the Consolidated Financial Statements and to references to the standardized measure contained in the “Business” section of the Original 10-K and Note 18 to the Consolidated Financial Statements in the Original 8-K.  A summary of the changes to the estimated total proved reserves, estimated quantities of proved developed reserves and standardized measure for the periods affected is presented in the following tables:

	As reported on Original 10-K (NYMEX Futures)
	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
(dollars in thousands)	2003	2004	2005
Estimated total proved reserves (Mmcfe)	223,964	405,775	444,614
Estimated quantities of proved developed reserves (Mmcfe)	174,741	355,442	357,530
Standardized measure of discounted future net cash flows	$234,085	$473,390	$930,327

	As restated using spot pricing
	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
(dollars in thousands)	2003	2004	2005
Estimated total proved reserves (Mmcfe)	223,400	406,068	441,962
Estimated quantities of proved developed reserves (Mmcfe)	174,195	355,678	354,878
Standardized measure of discounted future net cash flows	$226,006	$473,737	$823,299

	Percentage changes
	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2003	2004	2005
Estimated total proved reserves (Mmcfe)	-0.3%	0.1%	-0.6%
Estimated quantities of proved developed reserves (Mmcfe)	-0.3%	0.1%	-0.7%
Standardized measure of discounted future net cash flows	-3.5%	0.1%	-11.5%

Other than as specified above, the amendment does not modify or affect the financial statements or the notes thereto in the Original 10-K, the Original 8-K or our quarterly reports on Form 10-Q filed in 2006.  The Audit Committee of our Board of Directors and our management have discussed the matters disclosed in this Form 8-K with our independent registered public accounting firm, KPMG LLP, and with our former independent registered accounting firm, PricewaterhouseCoopers LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Dated:	December 5, 2006	By:	/s/ J. Douglas Ramsey
			Name:	J. Douglas Ramsey, Ph.D.
			Title:	Vice President and Chief Financial Officer